Exhibit 10.10
The SIGNATORIES
Vrodest Delft C.V. located at Hertog Janstraat 1, (5081 BR) in Hilvarenbeek, is herewith represented by it’s managing partners:
      1. Vrodest Beheer B.V.. located at (5081 BR) in Hilvarenbeek, at Hertog Janstraat 1, herewith duly represented by:
                a) Amprins Vastgoed BV, located at Bachlaan 35, 1217 BV in Hilversum represented by it’s managing director Mr. F.A. Weidema;
                b) Stemavin Properties B.V.; located at Slibbroek 16, 5081 NS in Hilvarenbeek, represented by it’s managing director Mr. C.J.M. Vinken
                c) Vastgoed Advies en Beheer ‘93 B.V. located at Hertog Janstraat 1, 5081 BR in Hilvarenbeek, represented by the board of Vastgoed Holding Hilvarenbeek B.V., represented by it’s managing director Mr. F. Bosman registered in the Trade Register of the Chamber of Commerce in the Region of Tilburg, number 18057322, turnover tax number ..........
hereinafter referred to as “the Landlord”
AND
OCZ Technology Group, Inc. located at Kleveringenweg 23 (2612 LZ) in Delft, herewith represented by it’s authorized representative Mr. John Adam Camche Apps, born in Point-Claire in Canada, on June 25, 1980, registered in the Trade Register of the Chamber of Commerce and Factories in the region Haaglaanden, number 27277026, turnover tax number ..........
Hereinafter referred to as “the Tenant”
1.1
The Landlord herby lets to the Tenant and the Tenant herby rents from the Landlord the office accommodation, hereinafter referred o as “the Subjects”, whose address is: Kleveringweg 23, “Ypenburgse Poort” unit 6 in Delft, consisting of approximately 300 squared meters of manufacturing/office/showroom space, divided as follows: approximately 150 squared meters of manufacturing space, approximately 50 squared meters of office/showroom space located on the first floor and approximately 100 squared meters of office space located at the second floor, Land Register reference city of Delft, Section N, number 3365
1.2
The Subjects are intended exclusively for use by or on behalf of the Tenant as manufacturing/office/showroom space, conform the zoning plan of the city of Delft
1.3
The Tenant shall not be permitted to allocate a different use to the Subjects than that detailed in 1.2 unless the Landlord has given prior written permission to do so.
1.4

The maximum permitted floor loading in the Subjects is approximately 1000 kg per squared meter on the first floor and approximately 500 kg per squared meter on the second floor.
Conditions
2.1
The “GENERAL TERMS AND CONDITIONS FOR LEASE OF OFFICE ACCOMMODATION, and other commercial accommodation within the meaning of Article 7:230A of the Civil Code”, lodged with the Clerk of the Court in the The Hague on 11 July 2003 and registered there under number 72/2003, hereinafter referred to as “the General Conditions”, shall form part of this contract. The parties are familiar with contents of these General Conditions. The Landlord and the Tenant have each received a copy of them.
2.2 The General conditions referred to in Clause 2.1 shall apply except insofar as expressly amended in this contract or insofar as their application is not possible in relation to the Subjects.
Duration, extension and termination
3.1 This contract is entered into for a period of 5 years, commencing on June 1, 2005 and continuing up to and including May 31, 2010
3.2 This contract shall continue after the expiry of the period mentioned in 3.1 for a consecutive period of 5 years, therefore up to and including May 31, 2015. This contract shall thereafter continue for periods of 5 years at a time.
3.3 Termination of this contract shall be effected by notice of termination with effect from the end of a rental period, with a period of notice of at least one year.
3.4 Notice of termination must be given by bailiff’s service or by registered letter.
Rental, Turnover Tax, Rent Review, Obligation for payment, Payment periods.
4.1 The commencing rental for the Subjects amounts to €28,000 per annum.
4.2 The parties have agreed that the Landlord shall/shall not charge Turnover Tax on the rental. If rental without Turnover Tax has been agreed, the Tenant shall be liable to pay to the Landlord a separate amount, in addition to the rental, as compensation for the loss suffered or to be suffered by the Landlord or his legal successors because the Turnover Tax on investment and development costs will not or no longer be deductible. The provisions of Clause 19,1 to 19,9, inclusive, of the General conditions shall not then be applicable.
4.3 If the parties have agreed to rental subject to Turnover Tax, the Landlord and the Tenant shall avail themselves of the opportunity to waive, on the basis of Information Note 45, Order of 24 March 1999, no. VB 99/571, the services of a joint option request for a rental subject to Turnover Tax. By signing the Lease Contract, the Tenant declares, also for the benefit of the Landlord’s legal successors, that it shall use the Subjects or cause them to be used continuously for purposes of which a complete or virtually complete deduction of Turnover Tax is available under Section 15 of the Turnover Act of 1968.
4.4 The Tenants financial year runs from *** to ***, inclusive.

4.5 The rental shall be reviewed annually as at June 1st, for the first time with effect from June 1, 2006, in accordance with Clause 9.1 to 9.4 inclusive of the General Conditions.
4.6 The amount due by the Tenant for ancillary supplies and services provided by or on behalf of the Landlord shall be determined in accordance with Clause 16 of the General Conditions A system of advance payments with subsequent recalculation shall be applied to these advance payments as detailed in said Clause.
4.7.1 The Tenant’s payment obligations shall comprise:
•	the rental

•	the separate payment if rental without Turnover Tax has been agreed

•	the Turnover Tax if the parties have agreed on a rental subject to Turnover Tax

•	the advance payment for the ancillary supplies and services arranged by or on behalf of the Landlord, together with Turnover Tax due thereon
4.7.2 The Tenant’s obligation to pay Turnover Tax on the rental shall discontinue if the Subjects may no longer by let out subject to Turnover Tax, even though the parties have agreed that they should be. In such case, the payment specified in the provisions of Clause 19.3 of the General Conditions shall be substituted for Turnover Tax and the advance payment specified in Clause 19.3, sub a, shall be set at 24% of the current rental
4.8 For every payment period of 3 months, the payments, on commencement of the Lease, shall be:

- the rental	€7,000
- Turnover Tax due on the rental, or	€1,330
****
- the advance payment for ancillary supplies and services arranged by or on behalf of the Landlord, together with the Turnover Tax due thereon	€1,383.37
TOTAL	€9,713.37
4.9 Taking into account the date of entry under the Lease, the Tenant’s first payment shall relate to the period from 8-1-2005 to 9-30-2005 inclusive and the amount due for this first period shall be €6,475.58. This amount is inclusive of Turnover Tax due in respect of the rental, but only if the parties have agreed to rental subject to Turnover Tax. The Tenant shall pay this amount on or before 8-1-2005.
4.10 The periodical payments due by the Tenant to the Landlord under this Lease, as detailed in Clause 4.8, shall be paid in one sum, in advance, in euros and must be paid in full on or before the first day of the payment period to which they relate.
4.11 Unless otherwise stated, all amounts stated in this Lease Contract, and the General Conditions which form part of it, are exclusive of Turnover Tax.

5
The parties agree that the ancillary supplies and services to be arranged provided by or on behalf of the Landlord are as follows:
•	Gas/oil usage, including standing charges

•	Electricity, including standing charges related to installation and lighting of the common areas

•	Water usage, including standing charges

•	Maintenance and scheduled check-ups of heating and/or air system(s)

•	Same for fire hydrant installation

•	Same for fire hydrant installation

•	Same for fire alarm, building security, interruption and backup electricity installation(s)

•	Cleaning costs for the common areas, outside windows, as well as awnings, common area windows

•	Areas and grounds

•	Arranging waste, container rental, etc;

•	Insurance for outside windows

•	Maintenance grounds and landscaping

•	Security if elected

•	Administration costs of 5% on the services listed above
Bank Guarantee
6 The amount of the bank guarantee specified in Clause 12.1 of the General Conditions is hereby established between the parties to be €9,713.37
Manager
7.1
Until the Landlord advises otherwise, the Manager shall be the Landlord
7.2 Unless agreed otherwise in writing, the Tenant should consult with the Manger on the contents of and all other circumstances pertaining to this Lease.
Special Conditions
8.0 Subletting
Tenant is permitted after consent of the Landlord, to sublet the entity.
8.1 Floor covering
Landlord is responsible for installing standard industrial carpet in the office and showroom prior to occupation
8.2
Tenant is solely responsible for an internet subscription through Casema. Landlord is willing to install internal cables for nine outlets, location to be selected by the Tenant. Tenant is always solely responsible for administration and maintenance.
In addition, Landlord shall install one additional internet connection on the first floor at the lower area (behind entrance overhead door) adjacent to the light switch

Landlord shall install 2 additional wall outlets on the first floor (large room in the back) and 2 additional internet outlets (method of connection will be discussed in due time with electrician)